CONSENT OF SHEARMAN & STERLING LLP

     We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 42 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 33-21844).


                                               /s/ Shearman & Sterling LLP
                                               -------------------------------
                                                   Shearman & Sterling LLP

New York, New York
January 30, 2006